UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

Allianz Funds

Allianz Funds Multi-Strategy Trust

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

THIS FILING CONSISTS OF A LETTER AND A TRANSCRIPT OF A RECORDED MESSAGE TRANSMITTED TO SHAREHOLDERS OF THE SERIES OF ALLIANZ FUNDS AND ALLIANZ FUNDS MULTI-STRATEGY TRUST RELATED TO THE COMBINED SPECIAL MEETING OF SHAREHOLDERS, HELD VIRTUALLY ON OCTOBER 28, 2020 AND ADJOURNED UNTIL DECEMBER 23, 2020, AND THE RELATED PROXY STATEMENT.

November 2020

URGENT

Re: Your investment with Allianz Global Investors Funds.

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in Allianz Global Investors Funds.

Please contact us immediately at 833-970-2876 Monday through Friday between the hours of 9:00 a.m. to 10:00 p.m. Eastern Time.

This matter is very important and will only take a moment of your time.

Broadridge Financial Solutions has been engaged by Allianz Global Investors to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Michael Collins

Vice President and General Manager

“Hi, this is Angela Borreggine, the Chief Legal Officer of the Allianz Global Investor Funds.

I am reaching out to shareholders regarding an important shareholder meeting that has been adjourned once more to December 23, 2020.

Your vote is still urgently needed to help the Funds reach passage by the adjourned meeting.

Our board recommends that you vote in favor of the proposals.

Your vote will only take a moment and will stop any further outreach in regards to this proxy event. You can vote now by pressing 1 at any time to be connected with a proxy specialist.

If you received this as a voice mail message or if you have questions about the proxy materials, you may contact a specialist at Broadridge, our proxy agent, at 833-934-2736 for assistance.

We recently mailed you the adjournment proxy material and ask that you check your mail for this important information. The material details the voting proposals and provides your voting options.

I appreciate your investment in the Allianz Global Investor Funds and thank you in advance for your participation in this important meeting.”